UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2008

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2008, the Molson Coors Brewing Company (“Molson Coors” or the “Company”) Board of Directors appointed Peter Swinburn to serve as president and chief executive officer of the Company, effective upon the closing of the MillerCoors joint venture transaction pursuant to which SABMiller plc and the Company will combine their U.S. and Puerto Rico operations (the “Joint Venture”).  The Joint Venture is anticipated to close on June 30, 2008.  Mr. Swinburn currently serves as president and chief executive officer of Coors Brewing Company, a wholly owned subsidiary of the Company.  In addition, on June 6, 2008, the Nominating Committee of the Company’s Board of Directors appointed Mr. Swinburn to serve as a member of the Board, and the Board confirmed the appointment, effective upon the closing of the Joint Venture, to fill the vacancy on the Board created by the resignation of Leo Kiely, who, as previously disclosed, will be leaving the Company to become president and chief executive office of the Joint Venture.  It is not anticipated that Mr. Swinburn will serve on any Committees of the Board.

Biographical and other information with respect to Mr. Swinburn required by Item 5.02(c) of Form 8-K, including information with respect to material plans, contracts and arrangements in which he participates, is contained in Molson Coors’s Proxy Statement for its Annual Meeting of Stockholders held on May 15, 2008, filed with the Securities and Exchange Commission on March 31, 2008, and such information is incorporated herein by reference.  The Company has not entered into or materially amended the terms of any compensation arrangements with Mr. Swinburn and will separately disclose any such changes when finalized and approved by the Board of Directors.

On June 6, 2008, the Company’s  Board of Directors appointed Stewart Glendinning to replace Mr. Wolf as its chief financial officer, effective upon the closing of the Joint Venture.  As previously disclosed, Mr. Wolf will be leaving the Company effective upon the closing of the Joint Venture to become the chief integration officer of the Joint Venture.  Mr. Glendinning, age 43, has served as chief financial officer of Coors Brewers Limited, a wholly owned subsidiary of the Company, since 2005. Prior to that, he served as a managing director of The Hackett Group (fka, Answerthink Inc.) from 1997 to 2005.  Mr. Glendinning participates in the Molson Coors Incentive Plan and the Company’s Long Term Incentive program but is not otherwise a party to and does not participate in any material plan, contracts or arrangements.    The Company has not entered into or materially amended the terms of any compensation arrangements with Mr. Glendinning and will separately disclose any such changes when finalized and approved by the Board of Directors.

A copy of Molson Coors’s press release announcing the appointments of Messrs. Swinburn and Glendinning is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release disseminated June 10, 2008 announcing the appointment of Peter Swinburn and Stewart Glendinning.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: June 11, 2008	By:	/s/ Samuel D. Walker
Samuel D. Walker, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Molson Coors Brewing Company disseminated June 10, 2008.